EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 11, 2004, except for Note 10 which is dated March 14, 2005 with respect to the consolidated financial statements of Landry’s Restaurants, Inc. (“the Company”) included in the Annual Report on Form 10-K for the year ended December 31, 2005 into the following:

I.	The Company’s Registration Statement on Form S-3 (No. 333-75886) relating to the Company’s shelf registration statement.

II.	The Company’s Registration Statement on Form S-8 (No. 333-104175) relating to the Company’s 2002 Employee/Rainforest Conversion Plan and the Company’s 2002 and 2001 Employee Agreements.

III.	The Company’s Registration Statement on Form S-8 (No. 333-93173) relating to the Company’s Amended and Restated 1995 Flexible Incentive Plan.

IV.	The Company’s Registration Statement on Form S-8 (No. 333-02862) relating to the Company’s Stock Option Plan.

V.	The Company’s Registration Statement on Form S-8 (No. 333-02854) relating to the 1995 Flexible Spending Plan.

VI.	The Company’s Registration Statement on Form S-8 (No. 033-81007) relating to the 1993 Stock Option Plan.

VII. The Company’s Registration Statement on Form S-8 (No. 033-76500) relating to the 1993 Stock Option Plan and Nonqualified Formula Stock Option Plan for Non-Employee Directors.

ERNST & YOUNG LLP

Houston, Texas

March 14, 2006